EXHIBIT(23)

          Ernst & Young LLP
          1800 One MONY Plaza                Phone:315 425 8011
          Syracuse, New York 13202           Fax:  315 422 5226



                           Consent of Independent Auditors

          We consent to the incorporation by reference in this Annual Report (Form 10-K) of Gleason Corporation of our report dated February 1, 1995, included in the 1994 Annual Report to
          Stockholders of Gleason Corporation.

          We also consent to the incorporation by reference in the Registration Statement(Form S-8 No. 2-91656) and the Registrant Statement(Form S-3 No. 2-84220) of Gleason Corporation of our report dated February 1, 1995, with respect to the consolidated financial statements of Gleason Corporation and subsidiaries incorporated by reference in the Annual Report(Form 10-K) for the year ended December 31, 1994.


                                                  Ernst & Young LLP


          March 27, 1995